United States Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2003

FIRST SHARES BANCORP, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-29837	35-1948962

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

996 South State Road 135, Greenwood, IN	46143

(Address of principal executive office)	(Zip Code)

(317) 882-4790

(Registrant's telephone number, including area code)

Item 7.   Financial Statements and Exhibits

            (c)  Exhibits

                   Exhibit No.      Exhibit
                   -----------         ---------

                        99                Press Release dated August 5, 2003

Item 12.  Results of Operations and Financial Condition

               On August 5, 2003, First Shares Bancorp, Inc. (First Shares) reported second quarter earnings in a press release which is attached as Exhibit 99 to this report.

              The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Shares Bancorp, Inc.

Date: August 7, 2003	By: /s/ Jerry R. Engle
Jerry R. Engle
President